Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2010, relating to the financial statements of Wright Express Corporation and the effectiveness of Wright Express Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Wright Express Corporation for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
May 21, 2010